As filed with the Securities and Exchange Commission on May 4, 2016

File No. 333-210782

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
(Amendment No. 2)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	98-1067994
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

225 Union Blvd., Suite 600
Lakewood, Colorado 80228
(303) 974-2140
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Energy Fuels Resources (USA) Inc.
225 Union Blvd., Suite 600
Lakewood, Colorado 80228
(303) 974-2140
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard Raymer
James Guttman
Dorsey & Whitney LLP
Brookfield Place, 161 Bay Street, Suite 4310
Toronto, Ontario, M5J 2S1, Canada

From time to time after the effective date of this registration statement
(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.[  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.[  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [X]	Non-accelerated filer [ ]	Small reporting company [ ]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement (the “Amendment”) on Form S-3 initially filed by Energy Fuels Inc. on April 15, 2016 with the United States Securities and Exchange Commission (the “SEC”), as amended on May 2, 2016 (the “Registration Statement”), is being filed for the purpose of updating Exhibit 5.1 to respond to comments received from the Staff of the SEC. This Amendment does not modify any provision of Part I of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount
Securities and Exchange Commission Registration Fee	$1,041
Legal Fees and Expenses*	55,000
Accounting Fees and Expenses*	10,000
Printing and Engraving Expenses*	4,000
Total*	$70,041

*Except for Securities and Exchange Commission Registration Fee, all other amounts are estimates based on expenses incurred in connection with the filing of the shelf registration statement. Expenses in connection with the offer and sale of securities are expected to increase depending on the securities offered.

ITEM 15- INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporation Act (Ontario), the Registrant may indemnify a director or officer, a former director or officer or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his conduct was lawful. Further, the Registrant may, with court approval, indemnify a person described above in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills conditions (i) and (ii) above. An individual as described above is entitled to indemnification from the Registrant as a matter of right if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything the individual ought to have done, and he fulfills conditions (i) and (ii) above.

In accordance with the Business Corporation Act (Ontario), the by-laws of the Registrant provide that the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and such person’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, provided that (i) (a) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the individual’s conduct was lawful.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporation Act (Ontario).

Insofar as indemnification for liabilities arising under the U.S. Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the U.S. Securities Act, and is therefore unenforceable.

ITEM 16- EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts and other material exhibits as of the date of this registration statement:

Exhibit
Number	Description

2.1	Agreement and Plan of Merger by and among Uranerz Energy Corporation, Energy Fuels, Inc. and EFR Nevada Corp., dated January 4, 2015 (1)

2.2	Amendment to the Agreement and Plan of Merger, dated May 8, 2015 (1)

2.3	Membership Interest Purchase Agreement by and among Energy Fuels Inc., Energy Fuels Holdings Corp., Mesteña LLC, Jones Ranch Minerals Unproven, Ltd. And Mesteña Unproven Ltd. dated March 4, 2016 (2)

3.1	Articles of Continuance dated September 2, 2005 (3)

3.2	Articles of Amendment dated May 26, 2006 (4)

3.3	Bylaws (5)

4.1	The Convertible Debenture Indenture dated July 24, 2012 between Energy Fuels Inc. and BNY Trust Company of Canada providing for the issuance of debentures (6)

4.2	Financing Agreement between Uranerz Energy Corp. and Johnson County dated November 26, 2013 (7)

4.3	Bond Purchase Agreement among the State of Wyoming, Johnson County and Uranerz Energy Corp. dated November 12, 2013 (8)

4.4	Promissory Note dated November 26, 2013 (9)

4.5	Mortgage and Security Agreement and Assignment between Uranerz Energy Corp. and the Trustee dated November 26, 2013 (10)

4.6	Shareholder Rights Plan (11)

4.7	Warrant Indenture between Energy Fuels Inc. and CST Trust Co. providing for the issue of common share purchase warrants dated March 14, 2016 (12)

4.8	First Supplemental Indenture among Energy Fuels Inc., CST Trust Company and American Stock Transfer & Trust Company, LLC dated April 14, 2016 (13)

4.9**	Form of Indenture

5.1	Opinion of Borden Ladner Gervais LLP

5.2**	Opinion of Dorsey & Whitney LLP

10.1	Energy Fuels 2013 Amended and Restated Stock Option Plan (14)

10.2	Energy Fuels Omnibus Equity Incentive Compensation Plan (15)

10.3	Sales Agreement between Energy Fuels Inc. and Cantor Fitzgerald & Co. dated September 29, 2015 (16)

10.4	Underwriting Agreement dated March 9, 2016 (17)

12.1*	Statement of Combined Fixed Charges and Preference Dividends

23.1**	Consent of KPMG LLP, Independent Registered Public Accountants

23.2*	Consent of Roscoe Postle Associates Inc.

23.3*	Consent of William E. Roscoe

23.4*	Consent of Douglas T. Underhill

23.5*	Consent of Thomas C. Pool

23.6*	Consent of Barton G. Stone

23.7*	Consent of Robert Michaud

23.8*	Consent of Stuart E. Collins

23.9*	Consent of Mark Mathisen

23.10*	Consent of Harold R. Roberts

23.11*	Consent of David A. Ross

23.12*	Consent of Peters Geosciences

23.13*	Consent of Douglas C. Peters

23.14*	Consent of BRS Inc.

23.15*	Consent of Douglas L. Beahm

23.16*	Consent of W. Paul Goranson

23.17*	Consent of Douglass Graves

23.18*	Consent of Richard White

23.19*	Consent of Don R. Woody

23.20*	Consent of Terence P. McNulty

23.21*	Consent of Chlumsky, Armbrust and Meyer

23.22*	Consent of T.P. McNulty & Associates Inc.

23.23*	Consent of Geoffrey S. Carter

23.24*	Consent of Broad Oak Associates

23.25*	Consent of Trec, Inc.

23.26*	Consent of Woody Enterprises

23.27*	Consent of Allan Moran

23.28*	Consent of Frank A. Daviess

23.29*	Consent of SRK Consulting (U.S.) Inc.

23.30*	Consent of Christopher Moreton

23.31*	Consent of Richard L. Nielsen

23.32 *	Consent of Robert L. Sandefur

23.33*	Consent of Matthew P. Reilly

23.34	Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1)

23.35**	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2)

24.1*	Powers of Attorney (included on the signature page to Energy Fuels’ Registration Statement on Form S-3 filed with the SEC on April 15, 2016)
_______________________________________
*	Previously filed as an exhibit to Energy Fuels’ Registration Statement on Form S-3 filed with the SEC on April 15, 2016
**	Previously filed as an exhibit to Energy Fuels’ Registration Statement (Amendment No. 1) on Form S-3 filed with the SEC on May 2, 2016
(1)	Incorporated by reference to Schedule B of Exhibit 99.1 of Energy Fuels’ Form 6-K filed with the SEC on May 26, 2015.
(2)	Incorporated by reference to Exhibit 10.1 of Energy Fuels’ Form 8-K filed with the SEC on March 8, 2016.
(3)	Incorporated by reference to Exhibit 3.1 of Energy Fuels’ Form F-4 filed with the SEC on May 8, 2015.
(4)	Incorporated by reference to Exhibit 3.2 of Energy Fuels’ Form F-4 filed with the SEC on May 8, 2015.
(5)	Incorporated by reference to Exhibit 3.3 of Energy Fuels’ Form F-4 filed with the SEC on May 8, 2015.
(6)	Incorporated by reference to Exhibit 99.66 to Energy Fuels’ registration statement on Form 40-F filed with the SEC on November 15, 2013.
(7)	Incorporated by reference to Exhibit 4.1 to the Form 8-K filed on December 3, 2013 by Uranerz Energy Corporation.
(8)	Incorporated by reference to Exhibit 4.2 to the Form 8-K filed on December 3, 2013 by Uranerz Energy Corporation.
(9)	Incorporated by reference to Exhibit 4.3 to the Form 8-K filed on December 3, 2013 by Uranerz Energy Corporation.
(10)	Incorporated by reference to Exhibit 4.4 to the Form 8-K filed on December 3, 2013 by Uranerz Energy Corporation.
(11)	Incorporated by reference to Exhibit 10.9 to Energy Fuels’ Form F-4 filed on May 8, 2015.
(12)	Incorporated by reference to Exhibit 4.1 to Energy Fuels’ Form 8-K filed on March 14, 2016.
(13)	Incorporated by reference to Exhibit 4.1 to Energy Fuels’ Form 8-K filed on April 20, 2016.
(14)	Incorporated by reference from Schedule B of Exhibit 99.84 of Energy Fuels’ registration statement on Form 40-F filed with the SEC on November 15, 2013.
(15)	Incorporated by reference to Exhibit 4.1 to Energy Fuels’ Form S-8 filed on June 24, 2015.
(16)	Incorporated by reference to Exhibit 99.1 to Energy Fuels’ Form 6-K filed on September 29, 2015.
(17)	Incorporated by reference to Exhibit 10.1 to Energy Fuels’ Form 8-K filed March 10, 2016.

ITEM 17 – UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)     To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized. The registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3.

ENERGY FUELS INC.

May 4, 2016	By:	/s/ Stephen P. Antony
Stephen P. Antony
Chief Executive Officer and President and Director
(Principal Executive Officer)

May 4, 2016	By:	/s/ Daniel G. Zang
Daniel G. Zang
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated:

Name	Title	Date

Chief Executive Officer and
/s/ Stephen P. Antony	President and Director (Principal	May 4, 2016
Stephen P. Antony	Executive Officer)

/s/ Daniel G. Zang	Chief Financial Officer (Principal
Daniel G. Zang	Financial and Accounting Officer)	May 4, 2016

/s/*
J. Birks Bovaird	Chairman and Director	May 4, 2016

/s/
Hyung Mun Bae	Director	May 4, 2016

/s/ *
Ames Brown	Director	May 4, 2016

/s/ *
Paul A. Carroll	Director	May 4, 2016

/s/ *
Glenn J. Catchpole	Director	May 4, 2016

/s/ *
Bruce D. Hansen	Director	May 4, 2016

/s/ *
Dennis L. Higgs	Director	May 4, 2016

/s/ *
Ron F. Hochstein	Director	May 4, 2016

* /s/ Daniel G. Zang
By Daniel G. Zang as Attorney-in-Fact		May 4, 2016